Exhibit 10.1

SHARE PURCHASE AGREEMENT

between and among:

China Longyi Group International holdings Limited,

a company formed under the laws of the State of New York;

and

Daykeen Group Limited,

a company formed and existing under the laws of the British Virgin Islands

Dated as of November 12, 2007

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”) is entered into as of November 12, 2007, (the “Effective Date”) between and among to following, each of which is referred to as a “Party” and together as the “Parties:”

(i)	China Longyi Group International Holdings Limited, a company formed under the laws of the State of New York (the “Buyer”); and

(ii)	Daykeen Group Limited, a company formed and existing under the laws of the British Virgin Islands (“Seller”).

Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Buyer is a company formed and existing under the laws of the State of New York, United States of America.

B. Seller is a company formed and existing under the laws of the British Virgin Islands and owns 100% of the issued and outstanding ordinary share of Top Time International Limited, a Hong Kong company (the “Company”) with a total authorized share capital of Hong Kong Dollars 500,000,000 (par value HK$ 1) consisting of 500,000,000 ordinary shares (the “Ordinary Share”), of which 427,596,001 shares of Ordinary Share are issued and outstanding.

C. The Company owns 90% of the equity of Beijing LongYi JiuZhou Dismutase Biology Technology Co. Ltd., a Sino-foreign joint venture organized and existing under the laws of the People’s Republic of China (“Beijing SOD”); and 100% of Chongqing LongYi JiuZhou Dismutase Biology Technology Co. Ltd., a wholly foreign-owned entity organized and existing under the laws of the People’s Republic of China (“Chongqing SOD”).

D. Buyer desires to purchase from Seller, and Seller desire to sell to Buyer, 100% of the issued and outstanding ordinary share of the Company, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

The Parties to this Agreement, intending to be bound thereby, in consideration for the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, agree as follows.

ARTICLE I

THE TRANSACTION

1.1
Purchase and Sale of the Shares. At the Closing referred to in Section 1.3 below, Seller will sell, assign and deliver to the Buyer 427,596,001 shares of the Company, constituting the “Shares,” and representing one hundred percent (100%) of the issued and outstanding Ordinary Share of the Company, and Buyer will purchase and accept the Shares from the Seller, on the terms and subject to the conditions set forth in this Agreement.

1.2	Price. The purchase price for the Shares (the “Purchase Price”) will be:

(a)
An amount equal to RMB 222,420,000 ($30 million at a conversion rate of RMB 7.414 to one United States Dollar), by wire transfer of immediately available funds to an account specified in a written notice from Seller to Buyer, which is delivered no later than ten (10) calendar days before the Closing Date; and

(b)	62,250,000 shares of common stock, par value $0.01 per share of the Buyer to be delivered within 90 days of the Closing (as defined in Section 1.3).

1.3
Closing. The closing of the sale of the Shares to the Buyer (the “Closing”) will take place in Hong Kong, at 10:00 a.m. local time on November 13, 2007, or such other date as the Parties may agree upon in writing.

1.4	Deliveries at the Closing. At the Closing:

(a)	The Parties will fully execute and deliver to each other two (2) originals of this Agreement;

(b)	The Buyer will deliver to the Seller:

(i)	the cash portion of the Purchase Price; and

(ii)	an original duly executed bought note, in the form attached as part of Schedule III;

(c)	The Seller will deliver to the Buyer:

(i)	a receipt, in the form attached as Schedule II, acknowledging payment in full, and beneficial receipt by Seller, of the entire Purchase Price;

(ii)
An original duly executed sold note and an original duly executed instrument of transfer in the forms attached as part of Schedule II, together with the original share certificate(s) in respect of the Shares, assigning the Shares to Buyer; and

(iii)	The Disclosure Schedule (as defined in ARTICLE II below).

1.5
Registration of Transfer of Shares. Seller will ensure that the transfer of the Shares pursuant to this Agreement is registered with the competent governmental authorities, including, without limitation, preparing and executing or causing to be executed any other documents necessary for the transaction contemplated by this Agreement, and submitting or causing to be submitted the same with the Hong Kong Companies Registry and/or any other competent authority.

1.6	Stamp Duties. Any stamp duties imposed on this Agreement or any other transaction document executed in connection with this Agreement will be borne by Buyer.

1.7
Transfer Expenses. Any taxes, duties, charges and fees payable in respect of the transfer and sale of the Purchased Shares contemplated by this Agreement will be borne by Seller and Buyer, respectively, pursuant to the allocation of responsibilities as provided under relevant Hong Kong laws and regulations. In the event such laws and regulations do not provide clearly whether certain taxes, charges and fees should be paid by Seller or Buyer, Seller and Buyer will share such taxes, charges and fees equally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in a Part of the Disclosure Schedule bearing the number of the section or subsection to which an exception is taken, the Seller represents and warrants to and for the benefit of the Indemnitees, and each of them, as follows. The word, “knowledge,” when used with regard to the Seller, means and includes the knowledge of their stockholder(s).

2.1
Seller. The Seller is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Seller is not insolvent, has not declared bankruptcy, has not been the subject of the filing of a voluntary or involuntary petition in bankruptcy or any proceedings placing it in receivership, and has not been party to any assignment for the benefit of creditors. The Seller is not subject to any Order that may have an adverse effect on its ability to comply with its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Transaction Documents on behalf of Seller have been duly authorized by all necessary action on the part of Seller, and this Agreement and the Transaction Documents have been duly executed by Seller and are valid and enforceable as to and binding against Seller.

2.2
Title to the Shares. Seller is the sole owner of and has good title to the Shares, free and clear of all Encumbrances and transfer restrictions, other than restrictions on transferability under securities laws of general applicability or as set out in the charter documents of the Company. Seller has not previously assigned or purported to assign the Purchased Shares (or any part thereof) to any Person. Seller has made no general solicitation in connection with the Shares.

2.3
Consents and Approvals. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be obtained by Seller to authorize the execution and delivery by Seller of this Agreement or the Transaction Documents, the performance by Seller of the terms hereof and thereof or the consummation of the transactions contemplated hereby and thereby.

2.4	Other Instruments. Seller has executed any and all instruments necessary to effectuate the sale, transfer and assignment of the Shares to Buyer.

2.5
Company.  The Company is duly organized, validly existing and in good standing under the laws of Hong Kong and has full corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company is not insolvent, has not declared bankruptcy, has not been the subject of the filing of a voluntary or involuntary petition in bankruptcy or any proceedings placing it in receivership, and has not been party to any assignment for the benefit of creditors. The Company is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdiction of its incorporation. The Company does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity other than the Subsidiaries. The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than “Daykeen Group Limited.”

2.6
Subsidiaries. The Company owns, free and clear of all Encumbrances, (a) ninety percent (90%) of the equity of Beijing LongYi JiuZhou Dismutase Biology Technology Co. Ltd., a Sino-foreign joint venture organized and existing under the laws of the People’s Republic of China (“Beijing SOD”); and (b) one hundred percent (100%) of the equity of Chongqing LongYi JiuZhou Dismutase Biology Technology Co. Ltd., a wholly foreign-owned entity organized and existing under the laws of the People’s Republic of China (“Chongqing SOD”). Beijing SOD and Chongqing SOD together are referred to as the “Subsidiaries.” Each of the subsidiaries is duly organized, validly existing and in good standing under the laws of the PRC and has full corporate power and authority, and is duly licensed, to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. Neither of the Subsidiaries is required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdiction of its organization. Neither of the Subsidiaries owns, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

2.7
Charter Documents; Records. The Seller has delivered to (or made available for inspection by) the Buyer accurate and complete copies of: (a) the memorandum and articles of association or other comparable charter documents of the Company, including all amendments thereto; and (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. To the extent the books of account, stock records, minute books and other records of the Company are not accurate, up-to-date and complete, or have not been maintained in accordance with sound and prudent business practices, Seller will indemnify the Indemnified Parties for any loss or damage caused thereby. All of the records of the Company are in the actual possession and direct control of the Company.

2.8
Capitalization. The total authorized share capital of the Company is 500,000,000 Hong Kong Dollars, consisting of 500,000,000 ordinary shares (par value HK$ 1), of which 427,596,001 shares are issued and outstanding. There is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (c) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any shares of the Company. No Person other than the Seller has any right to vote with respect to the sale of the Shares to the Buyer or any of the other Transactions.

2.9
Financial Statements. The pro-forma consolidated financial statements of the Company and its Subsidiaries attached collectively as Part 2.9 of the Disclosure Schedule (the “Financial Statements”) are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, and present fairly the financial position of the Company and its Subsidiaries as of the dates and periods covered thereby.

2.10	Absence of Changes. There has been no Adverse Change in respect of the Company and its Subsidiaries since the Financial Statement Date.

2.11
Title To Assets. The Company and its Subsidiaries own, and have good and valid title to, free and clear of any Encumbrances, all of the all assets purported to be owned by them, including all the assets reflected in the Financial Statement and other books and records of the Company and its Subsidiaries as being owned by them and any assets acquired since the Financial Statement Date. The assets owned by the Company and its Subsidiaries are sufficient to enable them to conduct their Business.

2.12
Bank Accounts. Part 2.12 of the Disclosure Schedule accurately lists each account maintained by or for the benefit of the Company and its Subsidiaries at any bank or other financial institution, including the name of the institution, the name in which the account is maintained, and the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company or its Subsidiaries.

2.13
Receivables. Part 2.13 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company and its Subsidiaries as of the Financial Statement Date. All existing accounts receivable of the Company and its Subsidiaries represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business. Part 2.13 of the Disclosure Schedule identifies all unreturned security deposits and other deposits made by, or held by any Person for the benefit of, the Company and its Subsidiaries.

2.14	Payables. Part 2.14 of the Disclosure Schedule accurately lists and briefly describes each account payable or other indebtedness or payment obligation of the Company and its Subsidiaries.

2.15
Customers; Distributors.  The Company and its Subsidiaries has not received any notice or other communication, nor has any knowledge, that any customer or other Person identified or required to be identified in Part 2.15 of the Disclosure Schedule may cease dealing with the Company and its Subsidiaries or may otherwise reduce the volume of business transacted by such Person with the Company and its Subsidiaries below historical levels.

2.16
Inventory.  The inventory of the Company and its Subsidiaries consists of the items listed on Part 2.16 of the Disclosure Schedule (the “Inventory”). All of the Inventory is of a type, quality and condition sufficient for the purposes of the Business. The value of the Inventory is accurately identified on the Financial Statements.

2.17
Title to Property and Assets. The Company and its Subsidiaries have good and marketable title to their properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to their leasehold estates, in each case subject to no Encumbrance, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

2.18	Intellectual Property.

(a)
The Company and its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, customer lists, trade secrets, licenses, information and other proprietary rights and processes necessary for the conduct of their Business, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor are the Company or its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)
The Company and its Subsidiaries have not received any communications alleging that any of them has violated or, by conducting their Business, would violate any of the intellectual property rights of any other Person.

2.19
Contracts.  Part 2.19 of the Disclosure Schedule identifies and describes each material Company Contract, each of which is valid and in full force and effect. Copies of all material Company Contracts have been made available to Buyer. To the Seller’s knowledge: (i) no Person has violated or breached, or declared or committed any default under, any Company Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract; (iii) the Company has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Contract; and (iv) the Company has not waived any right under any Company Contract.

2.20
Liabilities. The Company and its Subsidiaries have no material Liabilities and, to the best of Seller’s knowledge, has no material contingent Liabilities, except (a) Liabilities disclosed in the Financial Statements, and (b) current Liabilities incurred in the ordinary course of business subsequent to the Financial Statement Date which, in the aggregate, are not material to the financial condition of the Company and its Subsidiaries.

2.21
No Bankruptcy. The Company and its Subsidiaries have not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing their inability to pay their debts as they become due.

2.22
Compliance with Legal Requirements. The Company and its Subsidiaries have not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement. To the knowledge of the Seller, the Company and its Subsidiaries have complied with all applicable Legal Requirements in the conduct of their Business.

2.23
Governmental Authorizations.  Part 2.23 of the Disclosure Schedule lists each Governmental Authorization held or used by the Company or any of its Subsidiaries in the conduct of their Business, each of which is valid and in full force and effect, and all of which together are sufficient for the Company and its Subsidiaries to conduct their Business. The Company and its Subsidiaries have at all times been in material compliance with all Governmental Authorizations listed or required to be listed in Part 2.23 of the Disclosure Schedule, and have never received any notice or other communication from any Governmental Authority to the contrary. Copies of all such Governmental Authorizations have been made available to the Buyer.

2.24
Tax Matters. The Seller has delivered to (or made available for inspection by) the Buyer accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to the Company and its Subsidiaries since December 31, 2003. The information contained in such Tax Returns is accurate and complete in all respects. The Company and its Subsidiaries have timely paid all Taxes required to be paid by them and have received no notice or other communication from any Governmental Authority indicating any default, deficiency, penalty or other adverse matter with regard to any Tax owed or purported to be owed by them. The Company and its Subsidiaries have made provision on their books for all Taxes payable by them relating to periods for which no Tax Returns have been filed.

2.25
Employee and Labor Matters. Part 2.25 of the Disclosure Schedule lists each employee of the Company and its Subsidiaries by name, date of hire, and current compensation. No employee of the Company or any of its Subsidiaries, nor any consultant with whom any of them has contracted, is in violation of the terms of any agreement between such Person and the Company or its Subsidiaries. No employee of the Company or its Subsidiaries has been granted the right to continued employment by the Company or its Subsidiaries or to any material compensation following termination of employment with the Company or its Subsidiaries. The Company and its Subsidiaries does not maintain, manage or fund, and has never maintained. established, managed or funded any Employee Benefit Plan other than those mandated by applicable Legal Requirements.

2.26
Sale of Products. Each product that has been sold by the Company or its Subsidiaries to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design or other defects or deficiencies at the time of sale. Neither the Company nor its Subsidiaries will incur or otherwise become subject to any Liability arising directly or indirectly from any product sold by them on or at any time prior to the Closing Date.

2.27	Performance of Services. Neither Company nor its Subsidiaries has provided services for compensation to any other Person.

2.28
Insurance.  There is no insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company or its Subsidiaries except as set forth in Part 2.28 of the Disclosure Schedule.

2.29
Related Party Transactions.  Except as set forth in Part 2.29 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of the Company or its Subsidiaries; (b) no Related Party is, or has at any time since December 31, 2006 been, indebted to the Company or its Subsidiaries any; (c) since December 31, 2006, no Related Party has entered into, or has had any direct or indirect financial interest in, any Company Contract, transaction or business dealing of any nature involving the Company or its Subsidiaries; (d) no Related Party is competing, or has at any time since December 31, 2006 competed, directly or indirectly, with the Company or its Subsidiaries; (e) no Related Party has any claim or right against the Company or its Subsidiaries; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company or its Subsidiaries.

2.30
Proceedings. There is no pending Proceeding, and to Seller’s knowledge, no Person has threatened to commence any Proceeding that involves the Company or its Subsidiaries or their Business, or which reasonably could be anticipated to prevent, delay, make illegal or otherwise interfere with the consummation of the Transactions, and no condition or circumstance exists which might reasonably be expect to give rise to or serve as a basis for any such Proceeding. No Proceeding has ever been commenced by or against the Company or its Subsidiaries in the past.

2.31
Orders. There is no Order in effect relating to the Business or assets of the Company or its Subsidiaries to which the Seller, the Company or its Subsidiaries, any Related Party, or any of the assets owned or used by the Company or its Subsidiaries in their Business, is subject.

2.32
Authority; Binding Nature of Agreements.  The execution, delivery and performance by each Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of such Seller and its stockholders, board of directors and officers. This Agreement and each of the other Transactional Agreements, when executed by a Seller, will constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms.

2.33	Non-Contravention; Consents.

(a)
Neither the Company or its Subsidiaries nor the Seller was, is or will be, required to make any filing with or give any notice to, or to obtain any Consent or Governmental Authorization from, any Person or Governmental Body in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

(b)
Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time), have an Adverse Effect on the Business of the Company or its Subsidiaries or the Shares.

2.34
Securities Representations. The Seller understands, acknowledges and agrees that the offering and sale of the shares of the Buyer hereunder (the “Acquisition Shares”) to the Seller in accordance with this Agreement has not been registered under the Securities Act or under any state securities laws or regulations and that the Acquisition Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions and the suitability of the Seller to acquire the Acquisition Shares. In this regard, the Seller represents and warrants as follows:

(a)
The Seller is not a U.S. Person (as defined below) or an affiliate (as defined in Rule 501(b) under the Securities Act) of the Buyer. A U.S. Person means any one of the following: (1) any natural person resident in the United States of America; (2) any partnership or corporation organized or incorporated under the laws of the United States of America; (3) any estate of which any executor or administrator is a U.S. person; (4) any trust of which any trustee is a U.S. person; (5) any agency or branch of a foreign entity located in the United States of America; (6) any non−discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and (8) any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(b)	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Seller was outside of the United States.

(c)
The Seller will not, during the period commencing on the date of issuance of the Acquisition Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Acquisition Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S. At no time shall a Shareholder offer or sell the Acquisition Shares unless they are registered under the Securities Act or are exempt from the registration requirements of the Securities Act and any applicable state or foreign securities laws or regulations.

(d)
The Seller will offer, sell, pledge or otherwise transfer the Acquisition Shares only pursuant to registration under the Securities Act or an available exemption therein and, in accordance with all applicable state and foreign securities laws.

(e)
The Seller has not in the United States, engaged in, and will not directly or indirectly engage in, any short selling of or any hedging or similar transaction with respect to the Acquisition Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(f)
Neither the Seller nor or any Person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Acquisition Shares and the Seller and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(g)
The transactions contemplated by this Agreement have not been prearranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(h)
Neither the Seller nor any Person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Acquisition Shares. Each of the Shareholder agrees not to cause any advertisement of the Acquisition Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Acquisition Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

2.35
Certain Payments. Neither the Seller nor any Person acting for or on behalf of the Company or its Subsidiaries or the Seller has, at any time, directly or indirectly, with respect to the Business of the Company or its Subsidiaries, (a) used the funds of the Seller, the Company or its Subsidiaries to make any unlawful gift or payment to any Governmental Authority, governmental official or employee; or (b) made any payment or given any thing of value to any other Person for the purpose of obtaining business or favorable treatment in securing business.

2.36
Brokers.  The Company, its Subsidiaries and the Seller have not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

2.37
Full Disclosure. None of the Transactional Agreements contains or will contain any untrue statement of fact in all material respects relating to the Seller, the Company or its Subsidiaries, or the Business of the Company or its Subsidiaries; and none of the Transactional Agreements omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding the Company or its Subsidiaries and their business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Buyer or any of the Buyer’s Representatives by or on behalf of either Seller or by any Representative of either Seller, is accurate and complete in all respects.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants, to and for the benefit of the Seller, as follows:

3.1
Authority; Binding Nature of Agreements. The Buyer has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Buyer have been duly authorized by all necessary action on the part of the Buyer and its board of directors. The Buyer has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement and the other Transactional Agreements, all of which have been duly authorized by all necessary action on the part of the Buyer and its board of directors and/or stockholders. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms. Upon the execution and delivery of this Agreement and the other Transactional Agreements will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

3.2
Brokers. The Buyer has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

ARTICLE IV

DISPUTE RESOLUTION

4.1	Friendly Negotiations. The parties will attempt in the first instance to resolve all disputes arising out of or relating to this Agreement (“Disputes”) through friendly consultations.

4.2
Commencement of Arbitration. If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the dispute for arbitration.

4.3
Arbitration. If a Dispute is not resolved by consultations within sixty (60) days after one Party has served written notice on the other Party for the commencement of such consultations, then such dispute will be finally settled and determined by arbitration in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by Buyer, one chosen by Seller acting together, and the third by agreement of the Parties; failing agreement within 30 days of commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a Dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.1
Further Assurances. Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

5.2
Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Buyer and the closing of the Transactions. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Seller pursuant hereto in connection with the Transactions shall be deemed to be representations and warranties by the Seller solely as of the date of such certificate or instrument.

5.3	Fees and Expenses. Each Party will bear its own fees and expenses incurred in connection with the negotiation, execution and performance of its obligations under the Transactional Agreements.

5.4
Notices.  Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, registered mail, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to Seller:	Daykeen Group Limited Address: 19th Floor, Beverly House, Nos. 93-107, Lockhart Road, Wanchai, Hong Kong Contact Person: Wei Wang
If to the Buyer:	China Longyi Group International holdings Limited Address: 8/F East Area, Century Golden Resources Business Center, 69 Banjing Road, Haidian District Beijing, China, 100089 Contact Person: Jie Chen

5.5	Time of The Essence. Time is of the essence of this Agreement.

5.6
Headings and Usage. The underlined headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (a) the words “include” and “including” will be taken to include the words, “without limitation;” (b) a Person will be deemed to have “knowledge” of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter; and (c) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

5.7	Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

5.8
Governing Law. This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of Hong Kong (without giving effect to principles relating to conflict of laws). This Agreement is written in English and the English language will govern this Agreement.

5.9
Successors and Assigns; Parties in Interest. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Shares from time to time.

5.10	Assignment. Neither Party may assign any of its rights or delegate any of their obligations under this Agreement without the other Party’s prior written consent.

5.11	Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all Parties.

5.12
Severability.   In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.13
Entire Agreement.  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Parties have caused this Share Purchase Agreement to be executed and delivered as of the date first set forth above.

“SELLER” Daykeen Group Limited By: /s/ Wei Wang Name: Wei Wang Title: Chairman	“BUYER” China Longyi Group International holdings Limited By: /s/ Jie Chen Name: Jie Chen Title: Chief Executive Officer

Exhibit A	Certain Definitions

Schedule I	Form of Payment Instructions

Schedule II	Form of Receipt

Schedule III	Form of Instrument of Transfer and Sold and Bought Notes

Schedule IV	Disclosure Letter

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Agreement.“Agreement” means the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

“Adverse Change” means, with respect to the Company, that:

(a) there has not been any adverse change in, and no event has occurred that might have an adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Company;

(b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

(c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) the Company has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Company in the ordinary course of business;

(e) the Company has not leased or licensed any asset from any other Person;

(f) the Company has not made any capital expenditure;

(g) the Company has not sold or otherwise transferred, or leased or licensed, any asset to any other Person;

(h) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(i) the Company has not made any loan or advance to any other Person;

(j) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors;

(k) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated;

(l) the Company has not incurred, assumed or otherwise knowingly become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with applicable GAAP) incurred by the Company in bona fide transactions entered into in the ordinary course of business;

(m) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the “liabilities” column of the Unaudited Interim Balance Sheet or have been incurred by the Company since Financial Statement Date, in bona fide transactions entered into in the ordinary course of business, and (ii) have been discharged or paid in the ordinary course of business;

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(n) the Company has not forgiven any debt or otherwise released or waived any right or claim;

(o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

(p) the Company has not entered into any transaction or taken any other action outside the ordinary course of business; and

(q) the Company has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses “(c)” through “(p)” above.

“Adverse Effect” means:

(i) to contravene, conflict with or result in a violation of any Legal Requirement or any Order to which any of the Stockholders or the Company, or any of the assets of the Company, is subject;

(ii) to cause any of the Shares to be reassessed or revalued by any taxing authority or other Governmental Body;

(iii) to contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is to be included in the Shares or is held by the Company or any employee of the Company;

(iv) to contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract;

(v) to give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

(vi) to result in the imposition or creation of any Encumbrance upon or with respect to any of the Shares.

“Beijing SOD” is defined in the Recitals.

“Best Efforts” means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

“Business” means the business of the Company and its Subsidiaries as carried out at the date of this Agreement.

“Buyer” is defined in the Recitals.

“Chongqing SOD” is defined in the Recitals.

“Closing” is defined in Section 1.3.

“Closing Date” means the time and date as of which the Closing actually takes place.

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“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Company” is defined in the Recitals.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a party; (b) by which the Company or any of its Subsidiaries or any of their assets is or may become bound or under which they have, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Contract” means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

“Disclosure Schedule” means the schedule (dated as of the date of the Agreement) delivered to the Buyer on behalf of the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

“Disputes” is defined in Section 4.1

“Effective Date” is the date first set forth in the Agreement.

 “Employee Benefit Plan” means any plan, scheme, fund or arrangement funded in whole or in part by, and/or managed by or on behalf of the Company for the benefit of the employees of Company.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“GAAP” means generally accepted accounting principles consistently applied during the relevant period.

Governmental Authorization.“Governmental Authorization” means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body.“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

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“Financial Statement Date” means June 30, 2007.

“Financial Statements” is defined in Section 2.9.

“Indemnitees” means the following Persons: (a) the Buyer; (b) the Buyer’s current and future affiliates, including [ • ]; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Order” means any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

“Person” means any individual, Entity or Governmental Body.

“Purchase Price” is defined in Section 1.2.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

“Proprietary Asset” means any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

“RMB” means Renminbi, the legal currency of China

“Related Party” - each of the following is a “Related Party”: (a) each individual who is, or who has at any time been, an officer of the Company; (b) each member of the family of each of the individuals referred to in clause “(a)” above; and (c) any Entity (other than the Company) in which any one of the individuals referred to in clauses “(a)” and “(b)” above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Scheduled Closing Time” means the time and date as of which the Closing is scheduled to take place pursuant to Section 1.3.

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“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” is defined in Section 1.1.

“Subsidiaries” is defined in Section 2.6.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transactional Agreements” means: (a) this Agreement; and (b) all other agreements necessary to complete the transactions contemplated by the Agreement.

“Transactions” means the execution and delivery of the respective Transactional Agreements, and all of the transactions contemplated by the respective Transactional Agreements.

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